                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                                LIGHTSPAN, INC.
                                ---------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.      Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
2.      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4.      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5.      Total fee paid:

--------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.      Amount Previously Paid:

--------------------------------------------------------------------------------
7.      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
8.      Filing Party:

--------------------------------------------------------------------------------
9.      Date Filed:

--------------------------------------------------------------------------------

                                 LIGHTSPAN, INC.
                            10140 CAMPUS POINT DRIVE
                        SAN DIEGO, CALIFORNIA 92121-1520

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2000

TO THE STOCKHOLDERS OF LIGHTSPAN, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lightspan, Inc., a Delaware corporation (the "Company"), will be held on June 28, 2000 at 10:00 a.m. local time at The Radisson Hotel, 3299 Holiday Court, La Jolla, CA 92037, for the following purposes:

1. To elect four Class I directors to hold office until the 2003 Annual Meeting of Stockholders.

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on May 4, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            /s/ KATHLEEN R. MCELWEE
                                            --------------------------------
                                            Kathleen R. McElwee
                                            Secretary


San Diego, California
May 22, 2000


        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 LIGHTSPAN, INC.
                            10140 CAMPUS POINT DRIVE
                        SAN DIEGO, CALIFORNIA 92121-1520

                      ------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Lightspan, Inc, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 28, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Radisson Hotel, 3299 Holiday Court, La Jolla, CA 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about May 22, 2000, to all stockholders entitled to vote at the Annual Meeting.

REINCORPORATION AND NAME CHANGE

        On January 31, 2000, the Company changed its state of incorporation from California to Delaware. On April 10, 2000, the Company changed its name from "The Lightspan Partnership, Inc." to "Lightspan, Inc." References to the "Company" in this Proxy Statement refer both to the present Delaware company and to the predecessor California company, as appropriate.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Corporate Investor Communications, Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be about $1,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on May 4, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 44,239,514 shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 10140 Campus Point Drive, San Diego, California 92121-1520, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 28, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on March 30, 2001. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is presently composed of thirteen members. There are five directors in the class whose term of office expires in 2000 ("Class I"). L. John Doerr, who is currently a member of Class I, has decided not to stand for re-election. As a result, effective as of the Annual Meeting, the Board of Directors has approved a reduction in the size of the Board to twelve members with the size of Class I being reduced to four members.

        Each of the four nominees for election to Class I is currently a director of the Company who was appointed by the Board. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

JOHN H. BRANDON

        Mr. John H. Brandon, age 44, has served as the Company's Executive Vice President and President of Academic Systems since the Company acquired Academic Systems in September 1999. From June 1997 to September 1999, he served as President and Chief Executive Officer of Academic Systems. From 1987 to May 1997, Mr. Brandon held various management positions at Adobe Systems, a provider of Web and print publishing software, and most recently was Vice President and General Manager of Adobe North America. Mr. Brandon holds a Bachelor of Arts from the University of California at Davis.

BARRY J. SCHIFFMAN

        Mr. Barry J. Schiffman, age 54, has served as one of the Company's directors since August 1997. Since 1996, Mr. Schiffman has served as President, Chief Investment Officer and a director of JAFCO America Ventures, Inc., a venture capital firm. Prior to JAFCO, he was a general partner at Weiss, Peck & Greer Venture Partners, a venture capital firm. Mr. Schiffman is currently chairman of AirGate PCS, Inc. (PCSA), an affiliate of Sprint, and member of the board of several private companies. Mr. Schiffman holds a Bachelor of Science from Georgia Institute of Technology and a Masters in Business Administration from the Stanford Graduate School of Business.

JEFFREY P. SANDERSON

        Mr. Jeffrey P. Sanderson, age 41, has served as one of the Company's directors since December 1998. Since June 1984, Mr. Sanderson has served as General Manager of Business Development for the Consumer and Commerce Group of Microsoft Corporation, a software company. Mr. Sanderson holds a Bachelor of Arts from Princeton University and attended the Harvard Business School.

LEE MASTERS

        Mr. Lee Masters, age 48, has served as one of the Company's directors since May 2000. Since January 1999, Mr. Masters has been President and Chief Executive Officer of Liberty Digital, Inc., a new media investment company. Prior to Liberty Digital, Mr. Masters was President and CEO of E! Entertainment Television from January 1990 to December 1998. Mr. Masters was formerly executive vice president and general manager of MTV. Mr. Masters attended Philadelphia's Temple University where he studied mathematics and philosophy.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

DAVID D. HILLER

        Mr. David D. Hiller, age 46, has served as one of the Company's directors since September 1996. Since October 1993, Mr. Hiller has served as Senior Vice President of Development at Tribune Company, a media company. He is responsible for strategic planning and acquisitions for all Tribune businesses. Mr. Hiller currently serves on the boards of directors of several private companies. He holds a Bachelor of Arts from Harvard College and a Juris Doctor from Harvard Law School.

BRUCE W. RAVENEL

        Mr. Bruce W. Ravenel, age 50, has served as one of the Company's directors since 1994. From June 1999 to March 2000, he served as a director and Executive Vice President of Liberty Digital, Inc., a new media investment company. From September 1998 to June 1999 he was employed by Liberty Media Corporation in connection with the formation of Liberty Digital. From April 1998 to September 1998, Mr. Ravenel was Executive Vice President -- Interactive Ventures of TCI Communications, Inc., a former subsidiary of Tele-Communications, Inc. Mr. Ravenel also served as President and Chief Executive Officer of TCI.Net, Inc. and Senior Vice President -- Internet Services of TCI Communications, Inc. from January 1996 to April 1998. Mr. Ravenel also served as Senior Vice President and Chief Operating Officer of TCI Technology Ventures, Inc. from March 1994 to January 1996. Mr. Ravenel was a founder and served on the board of directors of At Home Corporation, a media company, from March 1995 until March 1999. He serves on the boards of directors of several private companies. Mr. Ravenel holds a Bachelor of Arts from the University of Colorado, where he also studied in the doctoral program in computer science.

CARL ZEIGER

        Mr. Carl Zeiger, age 57, co-founded Lightspan and has served as the Company's President and Chief Operating Officer and as one of the Company's directors since September 1993. Prior to founding Lightspan, Mr. Zeiger served as the President and Chief Operating Officer of Jostens Learning Corporation. Along with Mr. Kernan, Mr. Zeiger developed Jostens Learning into a leading supplier of pre-kindergarten through adult educational software. Prior to joining Jostens Learning, Mr. Zeiger served as Senior Vice President of Finance for Integrated Software Systems Corporation, a leading provider of presentation graphics software, and managed its initial and secondary public offerings and its eventual sale to Computer Associates. Mr. Zeiger is a certified public accountant in the State of California and holds a Bachelor of Science from the University of Denver.

JOHN E. KOLE

        Mr. John E Kole, age 32, has served as one of the Company's directors since May 2000. Since June 1999, Mr. Kole has served as Managing Director at Comcast Interactive Capital and is responsible for evaluating and negotiating new investments as well as strategic and financial counsel to portfolio companies. Prior to joining Comcast Interactive Cable, Mr. Kole was an investment banker in Credit Suisse First Boston's Media and Telecommunications Group, where he advised both traditional and new media clients in strategic and capital markets transactions. Previously, Mr. Kole was an Associate in the Mergers & Acquisitions Group of Davis Polk & Wardwell. Mr. Kole currently serves on the board of directors of CultureFinder, PlanSoft and QuickBuy. Mr. Kole holds a Juris Doctorate from the University of Michigan and a Bachelor of Arts from Princeton University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

JAMES W. BREYER

        Mr. James W. Breyer, age 38, has served as one of the Company's directors since December 1993. Since 1990, Mr. Breyer has been a partner at Accel Partners, a venture capital firm. He is responsible for Accel's involvement in more than twenty companies that have completed public offerings or successful mergers. Mr. Breyer currently serves on the boards of directors of Actuate, a provider of electronic business services, HearMe, a provider of real-time Internet communication tools, RealNetworks, a provider of streaming media technology on the Internet, and several private companies. Mr. Breyer holds a Bachelor of Science degree from Stanford University and a Masters in Business Administration from the Harvard Business School.

JOHN T. KERNAN

        Mr. John T. Kernan, age 54, co-founded Lightspan and has served as the Company's Chairman and Chief Executive Officer since September 1993. Prior to founding Lightspan, Mr. Kernan served as Chairman and Chief Executive Officer of Jostens Learning Corporation, an educational software company. Mr. Kernan developed Jostens Learning from a start-up company in 1985 (then named Education Systems Technology Corporation) to one of the largest educational software businesses in the United States. Under Mr. Kernan's leadership, Jostens Learning was a leading supplier of pre-kindergarten through adult educational software. Prior to founding Jostens Learning, Mr. Kernan was an executive with Gill Cable Corporation, a Northern California cable TV operator. He also was Vice President of Product Development for DELTAK, Inc. (now NETg), then the nation's largest provider of video-based training for technical professionals. Mr. Kernan was the President of the Software Publishers Association, has been named "Educator of the Decade" by Electronic Learning Magazine and regional "Entrepreneur of the Year" by Inc. Magazine, among other distinctions. Mr. Kernan helped found Academic Systems, which has since been acquired by Lightspan, and Elemental Software, which has since been acquired by Macromedia. Mr. Kernan sits on the boards of Teach.com and TechNet. Mr. Kernan holds a Bachelor of Science from Loyola College.

BARRIE USHER

        Mr. Barrie Usher, age 58, has served as one of the Company's directors since May 2000. Since March 2000, Mr. Usher has served as President and Chief Executive Officer of Cinar Corporation an integrated entertainment and education company that develops, produces, markets and distributes high quality non-violent programming and supplemental education products for children, families and educators worldwide. Prior to joining Cinar, Mr. Usher was Senior Vice-President of Canadian Individual Insurance Operations of Manulife Financial, Canada's largest Life Insurance Company. Prior to that he was President and Chief Executive Officer of New York Life Canadian subsidiary. Mr. Usher was also in the Canadian Banking Industry and he held Senior Executive positions with two of Canada's major Banks. Mr. Usher holds a Bachelor of Commerce McGill University.

DAVID M. WOODROW

        Mr. Woodrow, age 54, has served as one of the Company's directors since May 2000. Since July 1999 Mr Woodrow has been Executive Vice President of Business Development for Cox Communications, Inc. Prior to his current position, Mr. Woodrow has held several positions at Cox Communications, Inc. since joining in 1982 including Senior Vice President of Broadband Services, Senior Vice President of Operations, Vice President and General Manager for Cox Cable in Santa Barbara, California, Western Regional Manager and Director of Business Development. Prior to joining Cox Communication, Inc., Mr. Woodrow worked with the Office Systems and Technology Components Group of Exxon Enterprises in New York, and was responsible for the establishment of new business ventures. He was employed by Pitney Bowes, Inc., in Stamford, Conn. for six years before joining Exxon. Mr. Woodrow holds both a Bachelor of Science and a Master of Science from Purdue University, and a Masters in Business Administration from the University of Connecticut.

CURRENT DIRECTORS NOT STANDING FOR RE-ELECTION

L. JOHN DOERR

        Mr. L. John Doerr, age 48, has served as one of the Company's directors since December 1993. Since 1980, Mr. Doerr has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Doerr was the founding Chief Executive Officer of Silicon Compilers. Mr. Doerr currently serves on the boards of directors of Intuit, a producer of electronic finance software, Amazon.com, an online retailer, Excite@home, a broadband interactive media company, Epicor Software Corporation, an enterprise software company, Healtheon, an online healthcare company, Homestore.com, an online real-estate company, Drugstore.com, an online drugstore, MSCO, a marketing company and Sun Microsystems, a provider of network computing products and services, as well as several privately held companies. Mr. Doerr co-manages the Technology Network, the high-technology community's political action organization. He holds a Bachelor of Science and Master of Science from Rice University and a Masters in Business Administration from the Harvard Business School.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended January 31, 2000, the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Hiller, Sanderson and Schiffman. It met one time during the fiscal year ended January 31, 2000.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:
Messrs. Breyer and Doerr. It met one time during the fiscal year ended January 31, 2000. The Board will appoint a successor to Mr. Doerr when his directorship ends.

        During the fiscal year ended January 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served and held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1993. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2000 by: (i) each current director and each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and current directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.



                                                                 BENEFICIAL OWNERSHIP(1)
                                                         -------------------------------------------
                                                                          SHARES
                                                                         ACQUIRABLE
                                                                          WITHIN 60
                                                            TOTAL         DAYS OF
                                                          NUMBER OF        MARCH 31,     PERCENT OF
          BENEFICIAL OWNER                                 SHARES           2000           TOTAL
------------------------------------------               ----------        --------      ----------

John T. Kernan                                           1,301,834           1,263         2.9%
Carl Zeiger                                              1,288,500              --         2.9%
John H. Brandon                                            237,368         116,158           *
Kathleen R. McElwee                                         61,978          61,978           *
Winifred Wechsler                                           61,978          14,583           *
James W. Breyer (2)                                      3,130,503          18,579         7.1%
    Accel Partners
L. John Doerr (3)                                        3,077,501          19,011         7.0%
    Kleiner, Perkins, Caufield & Byers
Jeffrey P. Sanderson (4)                                 2,940,440          16,657         6.6%
    Microsoft Corporation
David D. Hiller (5)                                      1,966,840          90,425         4.4%
    Tribune Company
John E. Kole (6)                                         2,406,130              --         5.4%
    Comcast Interactive Capital LP
Lee Masters (7)                                          4,071,076          11,773         9.2%
    Liberty Digital, Inc
Barry J. Schiffman (8)                                   1,307,900              --         3.0%
    JAFCO America Ventures, Inc.
Barrie Usher (9)                                         1,250,000              --         2.8%
    CINAR Corporation
David M. Woodrow (10)                                    1,041,667              --         2.4%
    Cox Communications Holding, Inc.
Bruce W. Ravenel (11)                                       10,000              --           *
All directors and officers as a group (15 persons)      24,153,715         350,427        54.2%


----------------

*       Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 44,220,515 shares outstanding on March 31, 2000, adjusted as required by rules promulgated by the SEC.

(2)     Mr. Breyer's business address is 428 University Avenue, Palo Alto, CA
        94301.

        The shares shown as beneficially owned by Mr. Breyer include:

        - 2,271,960 shares held by Accel IV L.P. and 14,068 shares that Accel IV L.P. has the right to acquire on or before May 31, 2000 by exercising a warrant it holds, which together represents 5.2% of the total number of shares outstanding.

        - 91,769 shares held by Accel Investors `93 L.P., and 568 shares that Accel Investors `93 L.P. has the right to acquire on or before May 31, 2000 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding;

        - 47,124 shares held by Accel Keiretsu L.P., and 291 shares that Accel Keretsu L.P. has the right to acquire on or before May 31, 2000 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding;

        - 602,921 shares held by Accel III L.P., and 3,141 shares that Accel III L.P. has the right to acquire on or before May 31, 2000 by exercising a warrant it holds, which represents 1.4% of the total number of shares outstanding;

        - 42,064 shares held by Accel Investors `92 L.P., and 219 shares that Accel Investors `92 L.P. has the right to acquire on or before May 31, 2000 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding; and

        - 56,086 shares held by Accel Japan L.P., and 292 shares that Accel Japan L.P. has the right to acquire on or before May 31, 2000 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding.

        Mr. Breyer shares voting and investment power over the shares held by each of these entities. Mr. Breyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)     Mr. Doerr's business address is 2750 Sand Hill Road, Menlo Park, CA
        94025.

        Percentage of shares outstanding includes:

        - 2,776,651 shares and an additional 19,011 shares issuable under a warrant exercisable by May 31, 2000, all held by Kleiner, Perkins, Caufield & Byers VI, which represents 6.3 %, of the total number of shares outstanding; and

        - 275,448 shares and 6,391 shares issued under a warrant held by KPCB VI Founders Fund, which represents less than 1% of the total number of shares outstanding.

        Mr. Doerr shares voting and investment power over the shares held by each of these entities.

(4) Mr. Sanderson's business address is One Microsoft Way, Redmond, WA 98052. Percentage of shares outstanding includes 2,913,783 shares held by Microsoft Corporation and 16,657 shares which Microsoft Corporation may acquire on or before May 31, 2000 by exercising a warrant it holds. Mr. Sanderson shares voting and investment power over these shares.

(5) Mr. Hiller's business address is 435 North Michigan Avenue, Chicago, IL 60611. Percentage of shares outstanding includes 1,875,415 shares held by Tribune Company and 90,425 shares which Tribune Company may acquire on or before May 31, 2000 by exercising a warrant it holds. Mr. Hiller shares voting and investment power over these shares.

(6) Mr. Kole's business address is 1500 Market Street, Philadelphia, PA 19102. Percentage of shares outstanding includes 2,404,130 shares held by entities affiliated with Comcast Interactive Capital L.P.

(7) Mr. Masters' business address is 12312 West Olympic Blvd., Los Angeles, CA 90064. Percentage of shares outstanding includes 4,059,303 shares held by entities controlled by Liberty Digital, Inc. and 11,773 shares which entities controlled by Liberty Digital, Inc. may acquire on or before May 31, 2000 by exercising warrants they hold. Mr. Masters shares voting and investment power over these shares.

(8)     Mr. Schiffman's business address is 505 Hamilton Avenue, Palo Alto, CA
        94301.

        Percentage of shares outstanding includes:

        - 511,559 shares held by U.S. Information Technology Investment Enterprise Partnership, which represents 1.2% of the total number of shares outstanding;

        - 531,559 shares held by U.S. Information Technology #2 Investment Enterprise Partnership, which represents 1.2% of the total number of shares outstanding;

        - 53,525 shares held by JAFCO G-7 (B) Investment Enterprise Partnership, which represents less than 1% of the total number of shares outstanding;

        - 53,525 shares held by JAFCO G-7 (A) Investment Enterprise Partnership, which represents less than 1% of the total number of shares outstanding;

        - 45,803 shares held by JAFCO R-2 Investment Enterprise Partnership, which represents less than 1% of the total number of shares outstanding;

        - 51,770 shares held by JAFCO JS-2 Investment Enterprise Partnership, which represents less than 1% of the total number of shares outstanding; and

        - 56,159 shares held by JAFCO Co. Ltd., which represents less than 1% of the total number of shares outstanding.

        Mr. Schiffman shares voting and investment power over these shares.

(9) Mr. Usher's business address is 1055, boul. Rene-Levesque Est, Montreal, Quebec H2L 4S5, Canada. Percentage of shares outstanding includes 1,250,000 shares held by CINAR Corporation. Mr. Usher shares voting and investment power over these shares.

(10) Mr. Woodrow's business address is 1400 Lake Hearn Dr. N.E., Atlanta, GA 30319. Percentage of shares outstanding includes 1,041,667 shares held by Cox Communications Holding, Inc. Mr. Woodrow shares voting and investment power over these shares.

(11) Mr. Ravenel's business address is 326 Mountain Bluebell Rd., Keystone, CO 80435.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of

Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        During the fiscal year ended January 31, 2000, no officer, director or greater than ten percent beneficial owner of the Company was required to comply with Section 16(a) of the 1934 Act.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

   The Company directors do not currently receive any cash compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, all directors are eligible to participate in the Company's 2000 Equity Incentive Plan (the "2000 Plan").

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows for the fiscal years ended January 31, 2000 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at January 31, 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE




                                                                                     LONG-TERM
                                      ANNUAL COMPENSATION                           COMPENSATION
                                   -----------------------------------------------  ------------
                                                                           OTHER
                                                                           ANNUAL     SECURITIES        ALL OTHER
                                                             BONUS         COMPEN-    UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR      SALARY($)      ($)(1)        SATION($)   OPTIONS(#)            ($)
---------------------------        ----      --------      --------      ----------   -----------      ------------

John T. Kernan                    2000      $246,000      $100,000                    125,000
     Chief Executive              1999      $200,000
     Officer and Chairman

Carl Zeiger                       2000      $246,000      $100,000                    125,000
     President, Chief             1999      $200,000
     Operating  Officer
     and Director

Kathleen R. McElwee               2000      $174,000      $ 75,000                    200,000
     Vice President of            1999      $  7,000                    $58,000(2)
     Financing and Chief
     Financial Officer

John H. Brandon                   2000      $ 83,000      $100,000                     125,000      $200,000(3)
     Executive Vice
     President, President
     of Academic Systems
     and Director

Winifred B. Wechsler              2000      $266,000      $200,000                     300,000      $ 50,000(4)
     Executive Vice President
     and General Manager of
     Internet and
     Broadband Services

--------------------

(1) Amount represents bonuses accrued under the Company's Management Incentive Plan for 2000.

(2)     Represents a relocation assistance allowance of $58,000.

(3) Amount represents a $200,000 payment made to John Brandon pursuant to an employment agreement requiring such payment as a result of the Company's acquisition of Academic Systems Corporation.

(4)     Amount represents signing bonus.

                        STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 2000 Plan. As of March 31, 2000, options to purchase a total of 3,818,745 shares were outstanding under the 2000 Plan and the 1992 Stock Option Plan, which the Company assumed from Academic Systems upon its acquisition of Academic Systems, and options to purchase 1,190,253 shares remained available for grant under the 2000 Plan. The Company no longer grants options under the 1992 Stock Option Plan.

        The following tables show for the fiscal year ended January 31, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:



                           OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                POTENTIAL
                                          % OF                                               REALIZABLE VALUE
                        NUMBER OF         TOTAL                                             AT ASSUMED ANNUAL
                        SECURITIES       OPTIONS                                              RATES OF STOCK
                        UNDERLYING     GRANTED TO   EXERCISE    MARKET                       PRICE APPRECIATION
                        OPTIONS         EMPLOYEES   OR BASE    VALUE ON                     FOR OPTION TERM(4)
                        GRANTED         IN FISCAL    PRICE      GRANT     EXPIRATION    ----------------------
     NAME                (#)(1)          YEAR(2)     ($/SH)    DATE(3)      DATE         5% ($)        10% ($)
------------------      --------        --------    ------      ------    ---------      --------      --------
John T. Kernan             125,000      4.19%       $ 4.00       $ 9.00    7/14/04       $314,447      $796,871
Carl Zeiger                125,000      4.19%       $ 4.00       $ 9.00    7/14/04       $314,447      $796,871
Kathleen R. McElwee        175,000      5.86%       $ 2.00       $ 6.60    2/11/04       $ 96,699      $213,679
                            25,000      0.84%       $10.00       $11.00   10/28/04       $157,224      $398,436
John H. Brandon            125,000      4.19%       $ 4.00       $ 9.00    7/14/04       $314,447      $796,871
Winifred B. Wechsler       175,000      5.86%       $ 2.00       $ 6.60    2/15/04       $ 96,699      $213,679
                            75,000      2.51%       $ 4.00       $ 9.00    7/14/04       $ 82,884      $183,153
                            50,000      1.67%       $ 8.26       $ 9.00    9/15/04       $259,733      $658,216

--------

(1) Options generally vest over a four year period, 25% after one year and 2.777% of the remaining shares per month thereafter. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. The Board of Directors may reprice the options under the terms of the Company's option plans.

(2)     Based on options to purchase 2,986,588 shares granted in fiscal 2000.

(3) Fair market value of the Company's Common Stock as determined by its Board of Directors.

(4) The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES


                          NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                              UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS AT FY-END
                              AT FY-END (#)(1) (2)                     ($)(1) (3)
NAME                       EXERCISABLE     UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
----                       -----------     -------------       -----------     -------------
John T. Kernan                 1,009         125,254            $  8,425       $  752,121
Carl Zeiger                        0         125,000            $      0       $  750,000
Kathleen R. McElwee           47,395         252,605            $379,160       $1,020,840
John H. Brandon               95,956         150,254            $801,233       $  960,871
Winifred B. Wechsler          47,395         252,605            $379,160       $1,557,840

----------

(1) Reflects shares vested and unvested at January 31, 2000. Certain options granted under the 2000 Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(2) All options are "in-the-money" as there were no "out-of-the money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at January 31, 2000.

(3) Fair market value of the Company's Common Stock at January 31, 2000, as determined by the Company's Board of Directors to be $11.00, minus the exercise price of the options.

              EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        Mr. Brandon's employment agreement with Academic Systems Corporation provided that in the event of a change of control of Academic Systems, (i) he would be paid a cash amount equal to his annual base salary and (ii) the vesting of the shares underlying his stock option would immediately accelerate as to that number of shares that would have normally vested during the one year following the change of control. As a result of the Company's acquisition of Academic Systems Corporation in September 1999, the Company paid to Mr. Brandon $200,000 in compliance with this agreement and agreed to vest all of the unvested shares underlying his stock option.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

        The Compensation Committee of the Board of Directors ("Committee") is composed of Mr. Breyer and Mr. Doerr, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

        The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        - The Company pays competitively with technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

        - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

        - The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

        BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

        ANNUAL INCENTIVE. The Management Incentive Plan, an annual incentive award plan, is the variable pay program for officers and other senior managers of the Company to earn additional annual compensation. The actual incentive award earned depends on the extent to which Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company and individual officers. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal - building stockholder value. For fiscal year 2000, these goals were:

        - financial performance related to revenue;

        - development and implementation of an Internet strategy and

        - successful integration of acquired businesses.

        After the end of the year, the Committee evaluates the degree to which the Company has met its goals and awards incentive compensation based on each participant's performance against objectives. Awards are paid in cash, and distributions are made in March following the performance year.

        LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the 2000 Equity Incentive Plan and for Academic Systems, the 1992 Stock Option Plan, which the Company assumed with the closing of the acquisition. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the educational technology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

         CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

        Mr. Kernan's base salary at the beginning of fiscal year 2000 as Chief Executive Officer and Chairman was $200,000. Following a review of compensation paid by other technology companies, the Committee set Mr. Kernan's base annual salary for fiscal year 2000 at $250,000. This amount, in addition to the annual incentive provided by the Management Incentive Plan, was estimated to provide an annual cash compensation level at the average as compared to a selected group of technology companies. In setting this amount, the Committee took into account
(i) its belief that Mr. Kernan is one of the CEOs of leading educational companies who has significant and broad-based experience in the education technology industry, (ii) the scope of Mr. Kernan's responsibility, and (iii) the Board's confidence in Mr. Kernan to lead the Company's continued development.

        During fiscal year 2000, the Company achieved all of its corporate objectives. The Company exceeded its revenue targets, introduced a new Internet site and successfully integrated the acquisitions of Academic Systems, Global Schoolhouse and StudyWeb. This performance level resulted in a management incentive plan award to him of $100,000 for fiscal year 2000; in addition, he was granted an option to purchase 125,000 shares of Common Stock (representing less than 1% of the Company's fully diluted equity) as an incentive for future performance, an amount the Committee determined was consistent with competitive practices.

                                   CONCLUSION

        Through the plans described above, a significant portion of the Company's compensation program and Mr. Kernan's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                    COMPENSATION COMMITTEE
                                    Jim Bryer
                                    John Doerr

                     PERFORMANCE MEASUREMENT COMPARISON (1)

        The following graph shows the total stockholder return of an investment of $100 in cash on February 10, 2000 through March 31, 2000 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Composite Index (the "NASDAQ") and (iii) a peer group selected by the Company. All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each period.

 COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE FEBRUARY 10, 2000(2)

LIGHTSPAN PARTNERSHIP INC

                                       CUMULATIVE TOTAL RETURN
                                      ------------------------------------
                                       2/10/00        2/00           3/00

LIGHTSPAN PARTNERSHIP, INC.             100.00       91.67          147.92
PEER GROUP                              100.00      102.03          103.95
NASDAQ STOCK MARKET (U.S.)              100.00      104.78          102.78


(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Peer Group index includes: Advantage Learning Systems, Inc. (ALSI); Scientific Learning Corp. (SCIL); SmartForce (SMTF); Riverdeep Group
        (RVDP) and Zapme Corp. (IZAP).

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended January 31, 2000, James W. Breyer and L. John Doerr served as members of the Company's compensation committee. During that fiscal year, none of the Company's executive officers or employees served as a director or as a member of the compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or compensation committee.

                           RELATED-PARTY TRANSACTIONS

   The following is a description of transactions occurring after February 1, 1999 to which the Company has been a party, in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Company's capital stock had or will have a direct or indirect material interest, other than compensation arrangements.

   The following affiliates of the Company's directors purchased securities in the amounts set forth in the chart below. Certain additional issuances are discussed in more detail in the paragraphs below.

                                                         SERIES E
                                                        PREFERRED
          PURCHASER                                       STOCK          WARRANTS
          ---------                                     -----------      --------
          Entities Affiliated with Directors
          Entities affiliated with Accel Partners(1)..   1,219,302         130,740

          Comcast Cable Corporation(2)................   1,000,000              --

          Entities affiliated with JAFCO America
          Ventures, Inc.(3)...........................          --         430,859

          Entities affiliated with Kleiner,
            Perkins, Caufield & Byers(4)..............   1,235,593         134,296

          Entities affiliated with Liberty Digital,      3,661,951          65,500
          Inc.(5).....................................

          Microsoft Corporation(6)....................   1,203,243         129,587

          Tribune Company(7)..........................     200,000         180,849

          Price Per Share:............................  $     5.00    $ 0.01-$5.00

----------

(1) Mr. James W. Breyer, one of the Company's directors, is a partner of Accel Partners.

(2) Mr. Bradley P. Dusto, one of the Company's directors at the time of the transaction, is the Chief Technology Officer and Executive Vice President of Comcast Cable Communications, Inc.

(3) Mr. Barry J. Schiffman, one of the Company's directors, is President and Chief Investment Officer of JAFCO America Ventures, Inc.

(4) Mr. L. John Doerr, one of the Company's directors, is a partner of Kleiner, Perkins, Caufield & Byers.

(4) Mr. Bruce W. Ravenel, one of the Company's directors, was an Executive Vice President of Liberty Digital, Inc. at the time of the transaction.

(6) Mr. Jeffrey P. Sanderson, one of the Company's directors, is General Manager of Business Development of Microsoft Corporation.

(7) Mr. David D. Hiller, one of the Company's directors, is Senior Vice President of Development of Tribune Company.

   In September 1999, the Company acquired Academic Systems. John Brandon and funds associated with four of the Company's other directors, Messrs. Breyer, Doerr, Ravenel and Sanderson, were shareholders of Academic Systems and received shares of the Company's common stock and Series E preferred stock in the acquisition.

   In October 1999, CINAR Corporation purchased 2.5 million shares of the Company's Series E preferred stock (which converted into 1.25 million shares of common stock at the close of the Company's initial public offering (the "Offering") on February 15, 2000) at $5.00 per share. CINAR also purchased 833,333 shares of the Company's common stock in a private placement that occurred concurrently with the Offering at the initial public offering price of $12.00. The Company also granted CINAR a warrant to purchase 500,000 shares of the Company's Series E preferred stock (which became a warrant to purchase 250,000 shares of common stock at the close of the Offering) that will vest upon the achievement of various agreed-to strategic goals. As part of the Company's agreement with CINAR, Ronald A. Weinberg joined the Company's Board.

   In January 2000, the Company agreed to pursue strategic initiatives with Cox Communications Holdings, Inc. As part of the Company's agreement, Cox Communications agreed to purchase $12.5 million of the Company's common stock, or 1,041,667 shares, in a private placement that occurred concurrently with the Offering. The Company also agreed to grant to Cox Communications a warrant to purchase 750,000 shares of the Company's common stock that will vest upon the achievement of various agreed-to strategic goals. As part of the Company's agreement with Cox Communications, Thomas F. Nagel, Cox Communications Inc.'s Vice President of Business Development at the time of the transaction, joined the Company's Board upon the close of the Offering. Mr. Nagel subsequently resigned form the Board on March 31, 2000.

   The Company believes that the foregoing transactions were in its best interest and were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between the Company and any of the Company's officers, directors or principal stockholders will be approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with the Company's bona fide business purposes.

      INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION ON LIABILITY

   The Company's bylaws provide that it must indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law, except with respect to certain proceedings initiated by these persons. The Company's bylaws also allow us to enter into indemnification contracts with the Company's directors and officers and to purchase insurance on behalf of any person the Company is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnification agreements with each of the Company's directors and executive officers.

   In addition, the Company's restated certificate provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages for any breach of their fiduciary duties as a director, except for liability for any breach of the director's duty of loyalty to the Company or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law; or for any transaction from which the director derives an improper personal benefit. The restated certificate also provides that if the Delaware General Corporation Law is amended after the Company's stockholders' approval of the restated certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.


        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.


                                  OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors


                                            /s/ KATHLEEN R. MCELWEE
                                            ------------------------------------
                                            Kathleen R. McElwee
                                            Secretary
May 22, 2000

                                 LIGHTSPAN, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2000


        The undersigned hereby appoints Carl Zieger and Kathleen McElwee, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lightspan, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Lightspan, Inc. to be held at the Radisson Hotel, 3299 Holiday Court, La Jolla, California 92037 on June 28, 2000 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

 -----------------------------DETACH HERE---------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect four directors to hold office until the 2003 Annual Meeting of Stockholders.


[ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to
    (except as marked to the               vote for all nominees
     contrary below).                      listed below.

NOMINEES: John H. Brandon, Barry J. Schiffman, Jeffrey P. Sanderson, Lee Masters

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify selection of ERNST & YOUNG LLP as independent auditors of the Company for its fiscal year ending JANUARY 31, 2001.

                 [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

                   (Continued and to be signed on other side)

                           (Continued from other side)

Dated
     -----------------                      -----------------------------------

                                            -----------------------------------
                                                      SIGNATURE(S)

                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.